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                                                                   EXHIBIT 10.25

                               AMENDMENT NO. 1 TO
                           CHANGE OF CONTROL AGREEMENT


     This AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (the "Amendment") is entered into as of March 31, 1998, by and between Chase Industries Inc., a Delaware corporation ("CSI"), and Michael T. Segraves ("Executive").

                                    RECITALS

     A. CSI and Executive currently are parties to a Change of Control Agreement dated March 31, 1997 (the "Agreement").

     B. Executive and CSI desire to amend the Agreement as set forth herein.

     In consideration of the mutual agreements herein set forth and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1. Amendment. Section 1 of the Agreement hereby is amended to read in its entirety as follows:

          The term of this Agreement (the "Term") shall be for the period which commences on the date hereof and which terminates on December 31, 1999; provided, however, that (A) subject to Section 4.b. hereof, if, prior to a Change of Control, Executive ceases for any reason to be an employee of CBCC, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect and (B) commencing on December 31, 1999, and each December 31 thereafter, the Term of this Agreement shall automatically be extended for an additional year unless at least 30 days prior to any such date CSI or the Executive shall have given written notice that CSI or the Executive, as the case may be, does not wish to have the Term of this Agreement extended. Notwithstanding the expiration of the Term or other termination of this Agreement, (i) if Executive's employment is terminated prior to the first anniversary of the expiration of the Term or other termination of this Agreement, the provisions of Section 6 of this Agreement shall survive and continue to apply to Executive in accordance with the terms of Section 6, but only until the first anniversary of such expiration of the Term or other termination of this Agreement, (ii) Sections 7, 10 and 11 of this Agreement shall survive any expiration or termination of this Agreement, and (iii) if a Change of Control shall occur prior to the expiration of the Term or other termination of this Agreement, the terms of this Agreement shall

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          survive to the extent necessary to enable Executive to enforce his rights under Section 4 of this Agreement.

     2. The terms and provisions of Sections 10, 14 and 16 of the Agreement hereby are incorporated by reference into this Amendment mutandis mutandi to the same extent as if set forth herein.

     3. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                       CHASE INDUSTRIES INC.



                                       By: /s/ MARTIN V. ALONZO
                                           ------------------------------
                                           Martin V. Alonzo, President


                                       EXECUTIVE: /s/ MICHAEL T. SEGRAVES
                                                  -----------------------
                                                  Michael T. Segraves

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